SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2010
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road
Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported on its Current Report on Form 8-K filed December 17, 2010, the Registrant received a letter dated December 16, 2010 from the staff of the Listing Qualifications Office of the NASDAQ Stock Market LLC, determining that the Registrant failed to comply with Listing Rule 5635(c) that listed companies obtain stockholder approval before issuing stock under an equity compensation plan. The Staff reached that determination because the Registrant informed Nasdaq that it had exceeded a limit in its Stock Incentive Plan on the number of shares that may be issued under the Plan in the form of restricted stock. Excluding the Registrant’s most recent grant of restricted stock on November 1, 2010, which the Compensation Committee of its Board of Directors voted to rescind on December 13, 2010, the net number of outstanding restricted shares in excess of that limit was 26,461.
     On December 22, 2010, the Registrant entered into Amendment Number 1 dated as of December 13, 2010 to its Restricted Stock Agreement dated January 29, 2009, its Restricted Stock Agreement dated November 1, 2009 and its Restricted Stock Agreement dated December 21, 2009, with each of Lampkin Butts, President and Chief Operating Officer and Mike Cockrell, Treasurer and Chief Financial Officer of the Registrant. A copy of the form of amendment is filed with this report as Exhibit 10 and is incorporated herein by reference. The amendment for each officer provides that if the Registrant’s stockholders do not approve an Amended and Restated Stock Incentive Plan, which will include an increased limit for restricted stock, at the Registrant’s annual meeting of stockholders to be held on February 17, 2011, the officers will forfeit the affected shares and will return all dividends paid thereon to the Registrant. In addition, Messrs. Butts and Cockrell agreed not to vote the affected shares until such stockholder approval is obtained.
     The restricted shares covered by the amendments are, for each of Messrs. Butts and Cockrell, 700 shares granted on December 21, 2009, 8,500 shares granted on November 1, 2009, and 4,031 shares granted on January 29, 2009. As a result of these amendments, the net number of restricted shares granted under the Plan will be below the current Plan’s restricted share limit in the event that the Registrant’s stockholders do not approve the increased limit.
     By letter dated December 23, 2010, the Listing Qualifications Office informed the Registrant that as a result of the amendments described above, the Registrant had regained compliance with NASDAQ’s listing rules and NASDAQ deemed the matter closed.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) The following exhibits are furnished with this Current Report:

Exhibit No.	Description
10
Form of Amendment Number 1 dated as of December 13, 2010 to Restricted Stock Agreement dated January 29, 2009, Restricted Stock Agreement dated November 1, 2009 and Restricted Stock Agreement dated December 21, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC. (Registrant)
Date: December 23, 2010	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10
Form of Amendment Number 1 dated as of December 13, 2010 to Restricted Stock Agreement dated January 29, 2009, Restricted Stock Agreement dated November 1, 2009 and Restricted Stock Agreement dated December 21, 2009